RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2002-QS8 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2002-QS8


              $ 155,327              0.00%              CLASS A-P CERTIFICATES
        ------------------------------------------------------------------------
                         Supplement dated March 31, 2005
                                       to
                    Prospectus Supplement dated June 20, 2002
                                       to
                         Prospectus dated March 22, 2002

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated June 20, 2002.

         The following two paragraphs shall supplement the cover page and the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 78.25% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 1, 2005 against payment therefore in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated March 31, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.


                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, unless otherwise indicated:


                                         CREDIT SCORE OF THE MORTGAGE LOANS

                                                                                PERCENT                    WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL       LTV
CREDIT SCORE RANGE                                 LOANS         BALANCE         LOANS        BALANCE       RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------
499 or less ..............................               6     $    480,181        1.08%     $ 80,030        76.90%
500 - 519 ................................               4          330,031        0.74        82,508        80.41
520 - 539 ................................               3          783,252        1.76       261,084        76.64
540 - 559 ................................               3          249,030        0.56        83,010        60.97
560 - 579 ................................               5          489,545        1.10        97,909        73.02
580 - 599 ................................              10          956,456        2.15        95,646        76.65
600 - 619 ................................               7        1,197,342        2.69       171,049        79.09
620 - 639 ................................              17        1,796,739        4.03       105,691        67.37
640 - 659 ................................              17        1,550,218        3.48        91,189        62.25
660 - 679 ................................              26        2,614,367        5.87       100,553        67.71
680 - 699 ................................              49        4,980,575       11.18       101,644        71.95
700 - 719 ...............................              48        5,306,121       11.92       110,544        71.41
720 - 739 ................................              30        3,921,258        8.81       130,709        73.91
740 - 759 ................................              40        4,533,425       10.18       113,336        70.11
760 - 779 ................................              58        7,413,155       16.65       127,813        73.84
780 - 799 ................................              49        6,064,770       13.62       123,771        63.18
800 or greater ...........................              19        1,863,115        4.18        98,059        64.77
                                                       ---     ------------      ------      --------        -----
Total, Average or Weighted Average .......             391     $ 44,529,580      100.00%     $113,886        70.36%
                                                       ===     ============      ======


         The minimum and maximum credit scores of the Mortgage Loans were 444 and 817, respectively, and the weighted average Credit Score of the Mortgage Loans was approximately 716.

         For substantially all of the Mortgage Loans, the Credit Score was updated prior to March 1, 2005.




                                           OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
OCCUPANCY                                          LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Primary Residence ........................             240     $ 33,714,520       75.71%     $140,477           713       70.81%
Second/Vacation ..........................               5          766,992        1.72       153,398           725       66.72
Non Owner-occupied .......................             146       10,048,068       22.56        68,822           725       69.12
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             391     $ 44,529,580      100.00%     $113,886           716       70.36%
                                                       ===     ============      ======




                                                  PURPOSE OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
LOAN PURPOSE                                       LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Purchase .................................              56     $  4,994,638       11.22%     $ 89,190           709       80.39%
Rate/Term Refinance ......................             146       16,688,116       37.48       114,302           721       66.10
Equity Refinance .........................             189       22,846,827       51.31       120,883           714       71.27
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             391     $ 44,529,580      100.00%     $113,886           716       70.36%
                                                       ===     ============      ======

                                                     MORTGAGED PROPERTY TYPES

                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
PROPERTY TYPE                                      LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Single-family detached ...................             260     $ 31,210,234       70.09%     $120,039           711       69.78%
Two-to-four family units .................              65        5,733,679       12.88        88,210           729       68.56
Planned Unit Developments (detached) .....              34        5,376,659       12.07       158,137           722       76.11
Condo Low-Rise (less than 5 stories) .....              20        1,133,911        2.55        56,696           736       74.48
Planned Unit Developments (attached) .....               6          447,338        1.00        74,556           773       64.07
Townhouse ................................               3          414,036        0.93       138,012           751       59.47
Manufactured Home ........................               2          164,652        0.37        82,326           707       70.48
Condo High-Rise (9 stories or more) ......               1           49,071        0.11        49,071           717       70.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             391     $ 44,529,580      100.00%     $113,886           716       70.36%
                                                       ===     ============      ======


                                       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
STATE                                              LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Alabama ..................................              12     $    988,573        2.22%     $ 82,381           689       74.22%
Arizona ..................................               5          368,364        0.83        73,673           689       68.97
California ...............................              42        7,718,068       17.33       183,764           743       66.35
Colorado .................................               7          842,238        1.89       120,320           731       72.74
Connecticut ..............................               7          751,345        1.69       107,335           695       59.64
Florida ..................................              38        3,818,588        8.58       100,489           703       72.68
Georgia ..................................              23        2,264,773        5.09        98,468           721       76.16
Hawaii ...................................               2          352,540        0.79       176,270           731       69.35
Iowa .....................................               2          461,168        1.04       230,584           542       70.00
Idaho ....................................               1           40,237        0.09        40,237           791       41.00
Illinois .................................               7          962,871        2.16       137,553           717       58.66
Indiana ..................................               7          497,461        1.12        71,066           683       70.46
Kansas ...................................              11          728,552        1.64        66,232           770       77.10
Louisiana ................................               5          516,150        1.16       103,230           646       80.05
Massachusetts ............................               6          545,637        1.23        90,940           734       78.37
Maryland .................................               2          126,810        0.28        63,405           684       60.94
Maine ....................................               2          187,267        0.42        93,633           625       85.46
Michigan .................................               8        1,103,035        2.48       137,879           672       78.16
Minnesota ................................               3          275,049        0.62        91,683           709       60.27
Missouri .................................               4          297,297        0.67        74,324           750       73.76
Mississippi ..............................               4          316,115        0.71        79,029           698       70.90
Montana ..................................               1          154,114        0.35       154,114           702       64.00
North Carolina ...........................               8          785,175        1.76        98,147           675       73.65
Nebraska .................................               4          262,729        0.59        65,682           628       72.45
New Hampshire ............................               2          187,751        0.42        93,875           742       80.42
New Jersey ...............................              15        2,335,504        5.24       155,700           732       64.48
New Mexico ...............................               5          776,457        1.74       155,291           748       75.06
Nevada ...................................               2          139,922        0.31        69,961           791       78.83
New York .................................              21        3,825,393        8.59       182,162           745       62.95
Ohio .....................................               6          728,632        1.64       121,439           648       73.77
Oklahoma .................................               8          662,141        1.49        82,768           713       81.80
Oregon ...................................               3          297,026        0.67        99,009           744       62.55
Pennsylvania .............................              11          896,229        2.01        81,475           708       71.62
Rhode Island .............................               3          123,649        0.28        41,216           748       50.65
South Carolina ...........................               2          117,318        0.26        58,659           730       77.89
Tennessee ................................               7        1,030,185        2.31       147,169           750       71.24
Texas ....................................              71        6,534,651       14.67        92,037           688       73.69
Utah .....................................               4          472,237        1.06       118,059           701       66.75
Virginia .................................              11          564,574        1.27        51,325           750       68.09
Vermont ..................................               4          583,363        1.31       145,841           777       78.40
Washington ...............................               4          793,887        1.78       198,472           758       71.98
West Virginia ............................               1           96,506        0.22        96,506           693       90.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             391     $ 44,529,580      100.00%     $113,886           716       70.36%
                                                       ===     ============      ======

----------
No more than 1.2% of the Mortgage Loans were secured by mortgaged properties located in any one zip code area in Florida and no more than 1.1% of the Mortgage Loans were secured by mortgage properties located in any one zip code area outside Florida.


                                            DOCUMENTATION TYPES OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
DOCUMENTATION TYPE                                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Full Documentation .......................             175     $ 16,578,052       37.23%     $ 94,732           714       73.95%
Reduced Documentation ....................             216       27,951,528       62.77       129,405           717       68.23
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             391     $ 44,529,580      100.00%     $113,886           716       70.36%
                                                       ===     ============      ======

         No more than 18.3% of such reduced loan documentation Mortgage Loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes Mortgage Loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 6.2% of the Mortgage Loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.



                                                          MORTGAGE RATES

                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
MORTGAGE RATES (%)                                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
5.875 - 5.999 ............................               1     $     71,307        0.16%     $ 71,307           634       79.00%
6.000 - 6.124 ............................               1          239,257        0.54       239,257           776       70.00
6.125 - 6.249 ............................               2          201,446        0.45       100,723           776       71.01
6.250 - 6.374 ............................               2          381,054        0.86       190,527           750       81.00
6.375 - 6.499 ............................               9        1,824,237        4.10       202,693           688       61.91
6.500 - 6.624 ............................              28        4,436,079        9.96       158,431           745       64.74
6.625 - 6.749 ............................              35        3,712,803        8.34       106,080           727       68.03
6.750 - 6.874 ............................              47        7,074,349       15.89       150,518           695       72.20
6.875 - 6.999 ............................              59        7,599,720       17.07       128,809           735       71.04
7.000 - 7.124 ............................              38        4,499,920       10.11       118,419           724       68.14
7.125 - 7.249 ............................              27        2,540,402        5.70        94,089           722       72.07
7.250 - 7.374 ............................              33        3,965,934        8.91       120,180           717       74.79
7.375 - 7.499 ............................              27        2,322,015        5.21        86,001           680       72.12
7.500 - 7.624 ............................              28        2,562,515        5.75        91,518           700       67.17
7.625 - 7.749 ............................              20          900,723        2.02        45,036           693       70.64
7.750 - 7.874 ............................              13          853,848        1.92        65,681           700       78.93
7.875 - 7.999 ............................              12          813,180        1.83        67,765           682       77.09
8.000 - 8.124 ............................               5          328,742        0.74        65,748           651       78.73
8.375 - 8.499 ............................               1           46,501        0.10        46,501           704       90.00
8.500 - 8.624 ............................               1           42,431        0.10        42,431           694       80.00
8.625 - 8.749 ............................               1           87,867        0.20        87,867           794       80.00
8.750 - 8.874 ............................               1           25,250        0.06        25,250           636       79.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             391     $ 44,529,580      100.00%     $113,886           716       70.36%
                                                       ===     ============      ======

         As of March 1, 2005, the weighted average mortgage rate of the Mortgage Loans was approximately 6.9504% per annum.


                                          NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
NET MORTGAGE RATE (%)                              LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
5.595 ....................................               1     $     71,307        0.16%     $ 71,307           634       79.00%
5.720 ....................................               1          239,257        0.54       239,257           776       70.00
5.845 ....................................               2          201,446        0.45       100,723           776       71.01
5.970 ....................................               4        1,177,276        2.64       294,319           732       78.12
6.095 ....................................               9        1,824,237        4.10       202,693           688       61.91
6.220 ....................................              25        3,443,448        7.73       137,738           748       61.27
                                                        --     ------------       -----      --------           ---       -----
Total, Average or Weighted Average .......              42     $  6,956,972       15.62%     $165,642           730       65.05%
                                                        ==     ============       =====

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 2.232686226%.




                                        ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
100,000 or less ..........................             183     $ 10,126,834       22.74%     $ 55,338           703       68.79%
100,001 to 200,000 .......................             148       17,386,339       39.04       117,475           713       71.93
200,001 to 300,000 .......................              30        6,366,238       14.30       212,208           733       69.54
300,001 to 400,000 .......................              16        5,070,218       11.39       316,889           720       69.84
400,001 to 500,000 .......................              12        4,593,295       10.32       382,775           721       68.70
500,001 to 600,000 .......................               1          466,637        1.05       466,637           792       74.00
600,001 to 700,000 .......................               1          520,020        1.17       520,020           729       75.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             391     $ 44,529,580      100.00%     $113,886           716       70.36%
                                                       ===     ============      ======




                                            ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT
ORIGINAL LTV RATIO (%)                             LOANS         BALANCE         LOANS        BALANCE       SCORE
------------------------------------------       ---------     ------------     --------     ---------     --------
50.00 or less ............................              38     $  4,844,862       10.88%     $127,496          733
50.01 - 55.00 ............................              31        2,604,713        5.85        84,023          730
55.01 to 60.00 ...........................              28        2,639,604        5.93        94,272          719
60.01 to 65.00 ...........................              23        1,954,276        4.39        84,969          711
65.01 to 70.00 ...........................              40        4,471,895       10.04       111,797          727
70.01 to 75.00 ...........................              76        8,771,205       19.70       115,411          713
75.01 to 80.00 ...........................             117       15,470,061       34.74       132,223          710
80.01 to 85.00 ...........................               8        1,272,715        2.86       159,089          744
85.01 to 90.00 ...........................              22        1,862,623        4.18        84,665          681
90.01 to 95.00 ...........................               7          538,129        1.21        76,876          672
95.01 to 100.00 ..........................               1           99,497        0.22        99,497          748
                                                       ---     ------------      ------      --------          ---
Total, Average or Weighted Average .......             391     $ 44,529,580      100.00%     $113,886          716
                                                       ===     ============      ======

         The weighted average Loan to Value ratio at origination of the Mortgage Loans was approximately 70.36%

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:



                  PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                           FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                 CLASS A-P CERTIFICATES
                                                  -----------------------------------------------------
                                                    0%         8%        16%         24%          32%
DISTRIBUTION DATE                                 -------    --------  --------    --------     -------
-----------------
March 2005.......................................  100%       100%      100%        100%         100%
March 2006.......................................   94         85        77          68           60
March 2007.......................................   87         72        59          46           36
March 2008.......................................   80         60        44          31           21
March 2009.......................................   73         50        33          21           12
March 2010.......................................   65         40        24          13            7
March 2011.......................................   56         32        17           8            4
March 2012.......................................   47         24        12           5            2
March 2013.......................................   37         18         8           3            1
March 2014.......................................   27         12         5           2            *
March 2015.......................................   16          6         2           1            *
March 2016.......................................    4          1         *           *            *
March 2017.......................................    0          0         0           0            0
Weighted Average Life in Years** (to Maturity)...    6.37       4.52      3.31        2.49         1.92

----------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

          o    the Class A-P Certificates will be purchased on March 31, 2005;

          o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

          o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       ---------------
Aggregate principal balance ....................       $ 6,956,972.24         $37,572,608.01
Weighted average mortgage rate .................         6.4190694929%          7.0488000000%
Weighted average servicing fee rate.............         0.3086123820%          0.3300000000%
Weighted average original term to maturity
(months) .......................................                  179                    179
Weighted average remaining term
to maturity (months) ...........................                  136                    141

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:



                                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%               8%              16%             24%              32%
------------------------------        ------           ------          ------          -------          -------
$119,155......................        4.360%           6.377%          9.000%          12.250%          16.163%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The second and third paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of March 1, 2005 is determined and prepared as of the close of business on the last business day immediately prior to March 1, 2005.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ..  92,149   $10,513,716    104,820   $12,512,690    101,210   $12,635,058    99,386   $12,962,473
Period of Delinquency
30 to 59 days .........   1,602       192,517      2,082       244,557      2,324       289,263     2,147       280,302
60 to 89 days .........     236        28,610        372        44,459        477        64,448       488        63,986
90 days or more(2) ....     307        35,045        409        44,171        516        62,039       644        84,033
Foreclosures Pending ..     273        32,685        446        55,203        602        81,640       769       102,671
                         ------   -----------    -------   -----------    -------   -----------    ------   -----------
Total Delinquent Loans    2,418   $   288,858      3,309   $   388,390      3,919   $   497,389     4,048   $   530,992
                         ======   ===========    =======   ===========    =======   ===========    ======   ===========
Percent of Loan
Portfolio .............   2.624%        2.747%     3.157%        3.104%     3.872%        3.937%    4.073%        4.096%

[TABLE CONTINUED]

                          AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                         ----------------------  ----------------------
                            BY       BY DOLLAR      BY       BY DOLLAR
                          NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                           LOANS       LOANS       LOANS       LOANS
                         --------  ------------  --------  ------------
                           (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                THOUSANDS)              THOUSANDS)
Total Loan Portfolio ..  101,112   $14,114,861   106,211   $15,669,395
Period of Delinquency
30 to 59 days .........    2,182       284,482     2,032       282,672
60 to 89 days .........      526        70,816       409        51,071
90 days or more(2) ....      696        94,223       555        70,963
Foreclosures Pending ..      787       103,707       747        88,396
                         -------   -----------   -------   -----------
Total Delinquent Loans     4,191   $   553,228     3,743   $   493,102
                         =======   ===========   =======   ===========
Percent of Loan
Portfolio .............    4.145%        3.919%    3.524%        3.147%

----------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.




                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ..  37,066   $ 5,021,100     44,520   $ 6,234,461     45,103   $ 6,477,882    45,867   $ 6,776,784
Period of Delinquency
30 to 59 days .........     573        83,679        742       104,823        901       131,032       893       131,270
60 to 89 days .........      65        11,033        118        17,904        185        29,788       216        33,636
90 days or more(2) ....      77        13,377        123        17,598        165        27,231       206        37,139
Foreclosures Pending ..      80        12,263        113        19,378        198        34,074       251        41,335
                         ------   -----------     ------   -----------     ------   -----------    ------   -----------
Total Delinquent Loans      795   $   120,353      1,096   $   159,703      1,449   $   222,125     1,566   $   243,380
                         ======   ===========     ======   ===========     ======   ===========    ======   ===========
Percent of Loan
Portfolio .............   2.145%        2.397%     2.462%        2.562%     3.213%        3.429%    3.414%        3.591%

[TABLE CONTINUED]

                          AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                         ----------------------  ----------------------
                            BY       BY DOLLAR      BY       BY DOLLAR
                          NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                           LOANS       LOANS       LOANS       LOANS
                         --------  ------------  --------  ------------
                           (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                THOUSANDS)              THOUSANDS)
Total Loan Portfolio ..   51,824   $ 8,071,748    56,271   $ 9,191,522
Period of Delinquency
30 to 59 days .........      934       142,682       946       161,218
60 to 89 days .........      216        35,031       186        26,348
90 days or more(2) ....      258        43,618       225        34,430
Foreclosures Pending ..      279        44,333       268        42,461
                          ------   -----------    ------   -----------
Total Delinquent Loans     1,687   $   265,664     1,625   $   264,457
                          ======   ===========    ======   ===========
Percent of Loan
Portfolio .............    3.255%        3.291%    2.888%        2.877%

----------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

         The following shall supplement the information under the Section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         Attached to this supplement as Appendix A is the most recent monthly statement to certificateholders, which includes, among other things, delinquency and loss information as of the date of such monthly statement. This monthly statement is included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statements to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                     APPENDIX A


                     MONTHLY STATEMENT TO CERTIFICATEHOLDERS

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Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS8(POOL # 4599) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4599
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GZW4    31,788,000.00   1,434,339.10     5.500000  %    102,223.45
A-2     76110GZX2    50,000,000.00  11,561,656.49     5.500000  %    823,984.01
A-3     76110GZY0    35,052,000.00   5,569,712.40     3.099999  %    396,946.06
A-4     76110GZZ7    37,028,000.00           0.00     6.250000  %          0.00
A-5     76110GA27    21,634,000.00  21,634,000.00     6.250000  %          0.00
A-6     76110GA35             0.00           0.00     4.900000  %          0.00
A-P     76110GA43       725,637.37     156,394.05     0.000000  %      1,066.69
A-V     76110GA50             0.00           0.00     0.394240  %          0.00
R-I     76110GA68           100.00           0.00     6.250000  %          0.00
R-II    76110GA76           100.00           0.00     6.250000  %          0.00
M-1     76110GA84     3,547,100.00   3,143,922.57     6.250000  %     14,232.69
M-2     76110GA92       636,500.00     564,152.89     6.250000  %      2,553.95
M-3     76110GB26       636,500.00     564,152.89     6.250000  %      2,553.95
B-1     76110GB34       272,800.00     241,792.47     6.250000  %      1,094.60
B-2     76110GB42       181,900.00     161,224.53     6.250000  %        729.88
B-3     76110GB59       363,801.81     315,785.15     6.250000  %      1,429.57

-------------------------------------------------------------------------------
                  181,866,439.18    45,347,132.54                  1,346,814.85
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1         6,574.05    108,797.50            0.00       0.00      1,332,115.65
A-2        52,990.93    876,974.94            0.00       0.00     10,737,672.48
A-3        14,388.42    411,334.48            0.00       0.00      5,172,766.34
A-4             0.00          0.00            0.00       0.00              0.00
A-5       112,677.08    112,677.08            0.00       0.00     21,634,000.00
A-6        22,742.99     22,742.99            0.00       0.00              0.00
A-P             0.00      1,066.69            0.00       0.00        155,327.36
A-V        14,898.03     14,898.03            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        16,374.60     30,607.29            0.00       0.00      3,129,689.88
M-2         2,938.30      5,492.25            0.00       0.00        561,598.94
M-3         2,938.30      5,492.25            0.00       0.00        561,598.94
B-1         1,259.34      2,353.94            0.00       0.00        240,697.87
B-2           839.71      1,569.59            0.00       0.00        160,494.65
B-3         1,644.71      3,074.28            0.00       0.00        314,355.58

-------------------------------------------------------------------------------
          250,266.46  1,597,081.31            0.00       0.00     44,000,317.69
===============================================================================

















































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Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS8(POOL # 4599) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4599
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1      45.122031    3.215788     0.206809     3.422597   0.000000   41.906243
A-2     231.233130   16.479680     1.059819    17.539499   0.000000  214.753450
A-3     158.898562   11.324491     0.410488    11.734979   0.000000  147.574071
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5    1000.000000    0.000000     5.208333     5.208333   0.000000 1000.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     215.526450    1.470004     0.000000     1.470004   0.000000  214.056446
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     886.336043    4.012489     4.616334     8.628823   0.000000  882.323554
M-2     886.336044    4.012490     4.616339     8.628829   0.000000  882.323554
M-3     886.336044    4.012490     4.616339     8.628829   0.000000  882.323554
B-1     886.336054    4.012500     4.616349     8.628849   0.000000  882.323554
B-2     886.336034    4.012479     4.616328     8.628807   0.000000  882.323554
B-3     868.014250    3.929557     4.520896     8.450453   0.000000  864.084693

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

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Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS8 (POOL #  4599)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4599
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        9,616.75
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,953.36

SUBSERVICER ADVANCES THIS MONTH                                        8,676.58
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3     306,153.11

 (B)  TWO MONTHLY PAYMENTS:                                    1      67,461.69

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     398,699.25


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                         82,395.63

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      44,000,317.69

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          387

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,141,403.67

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         88.95563400 %     9.45376900 %    1.58511050 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            88.66817900 %     9.66558421 %    1.63199510 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              593,718.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,149,412.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.95194260
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              140.40

POOL TRADING FACTOR:                                                24.19375333